Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to a confidentiality request. Omissions are designated [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission with the confidentiality request.

EXCLUSIVE RESELLER AND
MARKET DEVELOPMENT ALLIANCE

This Exclusive Reseller and Market Development Agreement (“Agreement”) is entered into between Enerteck Chemical Corporation (“ECC”), and Custom Fuel Services Inc. (“Custom Fuel”) as reseller, to be effective as of the date set forth on the signature page hereof (the “Effective Date”). ECC and Custom Fuel agree as follows:

RECITALS:

WHEREAS, ECC has certain proprietary knowledge of the product EnerBurn and expertise relating to the commercial application of the product in diesel engines to improve fuel economy, increase engine life, and increase engine performance (the “Technology”).

WHEREAS, Ingram Barge Company desires to use EnerBurn in their Lower Mississippi River Fleet and EC desires to make Custom Fuel the exclusive reseller on the Western Rivers of the United States. For the purposes of this Agreement, “Western Rivers of the United States” means the Mississippi River, its tributaries, South Pass, and Southwest Pass, to the navigational demarcation lines dividing the high seas from harbors, rivers and other inland waters of the United States, excluding the Intra Coastal Waterway.

NOW, THEREFORE, ECC and Custom Fuel hereby agree as follows:

1.	Definition of Market

For purposes of this Agreement, the term “Market” shall mean Western Rivers of the United States excluding the Intra Coastal Waterway.

2.	Appointment of Reseller

In consideration of Custom Fuel’s activities promoting ECC’s Product and investment in marketing programs to develop substantial sales in the Market for the TECHNOLOGY, ECC hereby appoints Custom Fuel to serve as the exclusive reseller in the Market of the TECHNOLOGY and the Product, subject to the terms and conditions set forth herein.

a.	Term

The initial term of this Agreement shall be three years (“Initial Term”). If this Agreement has not been terminated earlier, on the third anniversary of the Effective Date (such third anniversary, together with each successive anniversary of the Effective Date in which the Agreement remains in effect, collectively referred to as the “Renewal Date”) it shall renew automatically for successive one year terms. (The Initial Term and each successive one year term hereafter referred to collectively as the “Term”).

(i)
ECC shall have the right to terminate this Agreement at any time if Custom Fuel has defaulted under the terms hereof and such default remains outstanding and uncured on and after the thirtieth day following Custom Fuel’s receipt of written notice of such default.

(ii)
Custom Fuel shall have the right to terminate this Agreement at any time if ECC has defaulted under the terms hereof and such default remains outstanding and uncured on and after the thirtieth day following ECC’s receipt of written notice of such default.

(iii)	This Agreement is terminable by either party upon sixty (60) days prior written notice to the other party.

(iv)	Custom Fuel and Ingram Barge Company will not use this agreement to retain exclusive use of solely EnerBurn for its own fleet.

3.	Exclusive Appointment

ECC agrees that, throughout the term of this Agreement, Custom Fuel shall be the exclusive authorized reseller of the Products and the TECHNOLOGY in the Market. The foregoing notwithstanding, EC shall not be in breach of this Agreement if, unknown to EC, a purchaser of the TECHNOLOGY or the Products for use or resale outside the Market also uses the TECHNOLOGY in part for diesel performance enhancement.

(i)	ECC will actively enforce the exclusive market rights granted hereunder.

(ii)
ECC will not attempt to circumvent Custom Fuel and sell the Products or the TECHNOLOGY directly to any end user in the Market. ECC additionally will not compete against Custom Fuel within the Market during the Term of this Agreement.

(iii)	However if there is a potential customer who refuses to purchase through Custom Fuel, and wishes to purchase directly from ECC.

-ECC shall with Custom Fuel’s knowledge and approval effect the sale at a wholesale price of $[*****] per gallon of product to other reseller’s in the market. Other end user’s will be charged the retail price of $[*****].

-If the product is sold through Custom Fuel, Custom Fuel retains all profit over and above $[*****].

-If ECC sells product at $[*****] per gallon ECC will pay Custom Fuel $[*****] per gallon sold. ECC retains $[*****].

- If ECC sells product at $[*****] per gallon ECC will pay Custom Fuel $[*****] per gallon sold. ECC retains $[*****].

(iv)	ECC shall provide 100% of the Products required by Custom Fuel for resale in the Market.

b.	Support for Market Development

ECC agrees that it shall provide Custom Fuel with support to develop the commercial demand for the Technology and product within the Market. In furtherance of this commitment, ECC agrees that it shall, without limitation:

(i)	Provide consulting statistician services to Custom Fuel;

(ii)	Assist Custom Fuel in marketing meetings and presentations at times and places agreed upon by ECC and Custom Fuel;

(iii)	Provide Custom Fuel with performance assessment methodology.

4.	Product Pricing

During the Initial Term, Custom Fuel agrees to pay ECC the price of $[*****] per gallon FOB manufacturing point for the Product. The parties agree that the price can be adjusted at the end of the first year from the date of this agreement. The price per gallon shall be adjusted no more than [*****] percent ([*****]%), based upon ECC’s demonstrated costs. Any such increase in the price per gallon shall also adjust the pricing for the Products sold by ECC under the terms of Section 3 hereof so as to also incrementally increase the payment to Custom Fuel from ECC under Section 3.

5.	Product Quality

ECC agrees that it shall manufacture the Product to it’s proprietary specifications and warranty the quality of it’s product.

6.	Confidentiality

a.	Confidential Information Defined

Both parties shall maintain as confidential all information relating to their respective products, personnel, customers, business operations, financial condition, supplied by either party separately and/or developed jointly by the parties. Both parties further agree to safeguard as confidential all price books, customers’ lists, quotations, discount schedules, product formulations and engineering data, in any form, and will not permit their use in any way which would be detrimental to either party. Both parties also agree to surrender all confidential data to other party on request or on cancellation or termination of this agreement, and will not retain copies or memoranda of said information in any form whatsoever. This clause shall remain effective even after the cancellation or termination of this agreement for any reason.

b.	Use of Confidential Information in Marketing Activities

ECC agrees and consents to the use of Confidential Information by Custom Fuel for purposes of marketing the Product and the TECHNOLOGY within the Market, subject to the following terms and conditions:

(i)
ECC shall be provided with copies, in advance, of all written advertising and marketing materials that characterize the specifications, or assess the performance qualities, of the Products or otherwise disclose Confidential Information;

(ii)
ECC shall be entitled to utilize any Confidential Information relating to its own proprietary products, business operations or financial condition for all marketing and other purposes; except that ECC shall not disclose any Confidential Information for the purpose of competing with, or assisting any other person to compete with, Custom Fuel within the Market; and

(iii)	Custom Fuel shall be entitled to utilize any Confidential Information relating to its own proprietary products, business operations or financial condition for all marketing and other purposes.

c.	Non-Disclosure of Confidential Information

Throughout the term of this Agreement, and for twenty-four (24) months thereafter, neither ECC nor Custom Fuel shall disclose any Confidential Information to any person, and shall limit access to the Confidential Information to only those persons having need during the normal course of their employment, except:

(i)	As permitted in Section 5(c) above;
(ii)	Upon the written consent of the non-disclosing party;
(iii)	Where the disclosing party can demonstrate, by written evidence, that such Confidential Information:

-Is or becomes part of the public domain through no act or omission of the disclosing party;

-Is in the possession of the receiving party prior to the disclosure, as evidenced by the receiving party’s business records;

-Has been disclosed to the receiving party by a third party having no obligation of confidence to the disclosing party; or

-Is developed independently by employees of the receiving party, as evidenced by the receiving party’s business records; or

(iv)
Where disclosure of the Confidential Information is required by law or governmental request, where the parties have reviewed such governmental request in advance of disclosure and where the requirement of such disclosure can not be ameliorated by the reasonable efforts of the disclosing party.

The parties agree that Confidential is not within, and does not come within, the public domain merely because features of the Confidential Information may be found separately within the public domain.

d.	Remedies for Disclosure

Each ECC and Custom Fuel agree that a breach of its respective obligations under this Section 5 shall cause irreparable injury to the non-disclosing party, and that the non-disclosing party shall have the right to immediate injunctive relief restraining the disclosing party from further breaches of this Section 5.

e.	Return of Confidential Information

Upon the termination of this Agreement, all Confidential Information shall be returned to the disclosing party. The provisions of this Section 5 shall survive termination of the Agreement.

7.	COMPETITION.

Other than any existing agreements or alliances that Custom Fuel, or its affiliates, has in place as of the date hereof, Custom Fuel agrees that it shall (a) not furnish services substantially similar to or that competes with the services being provided by Custom Fuel to EnerTeck pursuant to this agreement to any third party in competition with EnerTeck, and (b) not directly engage in, nor enter into a joint venture which engages in, the particular business activities offered by EnerTeck in the territory. The restrictions placed on Custom Fuel under this Section 6 shall be limited to activities and competitors related solely to fuel additives.

8.	INDEMNITY

EnerTeck agrees to protect, defend, indemnify and hold harmless and release Custom Fuel, its parent, subsidiary and affiliated companies, its officers, directors and employees, from and against any manner of loss, liability, claim, damage, penalty or cost, including but not limited to, reasonable attorneys’ fees arising in connection with this Agreement or the design, specifications, design or manufacture of EnerTeck’s products.

Custom Fuel agrees to protect, defend, indemnify and hold harmless and release EnerTeck, its parent, subsidiary and affiliated companies, its officers, directors and employees, from and against any manner of loss, liability, claim, damage, penalty or cost, including but not limited to, reasonable attorneys’ fees arising in connection with this Agreement or that is asserted by any third party to the extent that such loss is caused by any grossly negligent or willful misconduct of Custom Fuel.

9.	Miscellaneous

a.	Governing Law. THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS.

b.	Amendment. This Agreement shall not be amended except in a writing signed by both parties hereto.

c.	Assignment. This Agreement and the rights and obligations of the parties hereunder shall not be assigned to any person except upon the written consent of the non-assigning party.

d.	Relationship of the Parties. This Agreement shall not operate to create a relationship of partnership, joint venture or agency between the parties.

[Signature Page to Follow]

SIGNED to be effective the 11th day of July, 2005.

ENERTECK CHEMICAL CORPORATION

By: /s/ Dwaine Reese
Name: Dwaine Reese
Title: Chairman and CEO

CUSTOM FUEL SERVICES INC.

By: /s/ Brian Rafferty
Name: Brian Rafferty
Title: Vice President and General Manager